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                                                                      EXHIBIT 1

                           DEALER-MANAGER AGREEMENT

                                 May    , 1998

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

  This agreement (the "Agreement") will confirm the understanding between Pennzoil Company, a Delaware corporation, and its subsidiaries (collectively, the "Company") and PaineWebber Incorporated ("PaineWebber") pursuant to which the Company has retained PaineWebber to act as its exclusive dealer manager, on the terms and subject to the conditions set forth herein, in connection with the proposed offer by the Company to acquire, a portion of the Company's 4 3/4% Exchangeable Senior Debentures due 2003 and 6 1/2% Exchangeable Senior Debentures due 2003 (together being the "Securities") and the issuance by the
Company of newly issued    % Exchangeable Senior Debentures due 2008 and    %
Exchangeable Senior Debentures due 2008 (the "New Debentures"), with principal amounts to be determined as set forth in the Prospectus referred to below. The New Debentures will be two series of the Company's debt securities and will be issued under the Indenture dated as of December 15, 1992 and the Third Supplemental Indenture and Fourth Supplemental Indenture thereto (the "Supplemental Indentures"), both between the Company and Chase Bank of Texas, N.A (formerly known as Texas Commerce Bank, N.A.) (the "Trustee"). The transactions, which are intended to result in the partial acquisition of the Securities by or on behalf of the Company as proposed to be accomplished through an exchange of Securities by the Company, are referred to herein as the "Exchange Offers." The making of the Exchange Offers, the exchange of Securities pursuant thereto, and all related incidental acts and transactions are hereinafter referred to collectively as the "Exchange Offers Transactions." The following sets forth the agreement between the Company and
PaineWebber:

Section 1. Appointment as Dealer Manager.

  The Company hereby appoints PaineWebber on an exclusive basis to act as financial advisor with respect to the Exchange Offers Transactions and as sole dealer manager for the Exchange Offers, and hereby authorizes PaineWebber to act as such in connection therewith. PaineWebber agrees to perform those services as dealer manager with respect to the Exchange Offers as are customarily performed by PaineWebber in connection with tender offers of a like nature, including (but not limited to) providing certain advice to the Company regarding the terms and timing of the Exchange Offers and using its best efforts to solicit tenders of Securities pursuant to the Exchange Offers and in communicating with other brokers, dealers, commercial banks and trust companies (collectively, "Dealers"). In soliciting or obtaining tenders, (i) PaineWebber, as dealer manager, shall act as an independent contractor with duties solely to the Company and shall not be deemed to be acting as the agent of the Company other than pursuant to this Agreement or as the agent of any Dealer, (ii) the Company will not pay any person any commission or other remuneration, directly or indirectly, for the solicitation of the Exchange Offers (other than PaineWebber) and (iii) no Dealer shall be deemed to be acting as the agent of PaineWebber; provided, however, that the Company hereby authorizes PaineWebber, and/or one or more registered brokers or dealers chosen by PaineWebber, to act as the Company's agent in making the Exchange Offers to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute PaineWebber as a partner or joint venturer with the Company or any of its subsidiaries. It is understood that PaineWebber is being engaged hereunder solely to provide the services described above on behalf of the Company, and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offers, PaineWebber agrees to act in such capacity.
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Section 2. Exchange Offer Materials.

  Prior to the commencement of the Exchange Offers, the Company agrees to furnish PaineWebber, at the Company's expense, with as many copies as PaineWebber may reasonably request of (i) each of the documents that is filed with the Securities and Exchange Commission (the "Commission"), including each registration statement, preliminary and final prospectus filed with the Commission (such final prospectus included in such registration statement as amended at the time it becomes effective is herein called the "Prospectus," except that, if the prospectus first filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus first filed pursuant to Rule 424(b)), in connection with the Exchange Offers, (ii) each offering circular, sales memorandum, term sheet, proposed agreement, invitation to negotiate, private placement memorandum, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Exchange Offers, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pertaining to the Company during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including but not limited to each related letter of transmittal (each of (i), (ii), (iii) and (iv), an "Exchange Offer Document" and, collectively, the "Exchange Offer Documents"). At the commencement of the Exchange Offers, the Company shall cause timely to be delivered to each registered holder of any Securities legally or contractually entitled thereto, each Exchange Offer Document and any other offering materials prepared expressly for use by holders of Securities tendering, voting, or otherwise participating in the Exchange Offers, together with a return envelope. Thereafter, to the extent practicable, until the expiration of the Exchange Offers, the Company shall use its best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any Securities.

  The Company agrees that, at a reasonable time prior to using any material in connection with the Exchange Offers or filing any such material with the Commission or any other federal or state agency, commission or instrumentality, the Company will submit copies of such material to PaineWebber and will consult with PaineWebber and give reasonable consideration to its comments, if any, with respect thereto. In connection with the Exchange Offers, if the Company (a) uses or permits the use of, or files with the Commission or any other governmental or regulatory agency, authority or instrumentality, any Exchange Offer Document that (i) has not been submitted to PaineWebber on a timely basis for PaineWebber's comments or
(ii) has been so submitted and with respect to which PaineWebber reasonably objects or (b) shall have breached any of its representations, warranties, agreements, or covenants herein, then PaineWebber shall be entitled to withdraw as a dealer manager in connection with the Exchange Offers, without any liability or penalty to PaineWebber or any other Indemnified Person (as defined in paragraph 6 hereof) for such withdrawal and without loss of any right to indemnification or contribution provided in this Agreement or to the payment of all fees and expenses payable hereunder that have accrued to the date of such withdrawal. In the event of any such withdrawal, for the purpose of determining the fees payable to PaineWebber pursuant to this Agreement, PaineWebber shall remain entitled to receive the payment of all fees and expenses payable under this Agreement that have accrued to the date of any such withdrawal. The Company recognizes and confirms that, in connection with the Exchange Offers, PaineWebber will be using and relying upon (i) information (both written and oral), documents (including the Exchange Offer Documents) and data furnished by the Company to PaineWebber, and (ii) information available from filings made by the Company pursuant to the Exchange Act which have been approved for such use by the Company (collectively the "Information"). The Company further recognizes that PaineWebber does not assume responsibility for the accuracy or completeness of the Information and will not undertake to independently verify its accuracy or completeness.

  The Company agrees that any reference to PaineWebber or any affiliate of PaineWebber in any Exchange Offer Document, or any release or written communication, is subject to PaineWebber's prior approval. If PaineWebber resigns prior to the dissemination of any Exchange Offer Document or any release or communication, no reference shall be made therein to PaineWebber.

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Section 3. Compensation.

  The Company will pay PaineWebber for services to be rendered by PaineWebber hereunder as set forth in the compensation provisions of the agreement dated August 1, 1997, between Pennzoil Company and PaineWebber (the "Prior Agreement"), and the amendment thereto dated December 19, 1997 (the "Amendment"), which compensation provisions are incorporated as if restated herein in full and shall remain as a part of this Agreement notwithstanding any termination, amendment or purported invalidity of the Prior Agreement or Amendment.

Section 4. Expenses; Reimbursement Thereof.

  The Company will pay or cause to be paid (i) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of all documents pertaining to the Exchange Offers; (ii) all fees and expenses of any depositary, information agent or other agents, attorneys and other persons retained by the Company in connection with the Exchange Offers; (iii) all fees, if any, payable to Dealers (including PaineWebber) as reimbursement for their customary mailing and handling expenses in forwarding materials related to the Exchange Offers to their customers; (iv) all advertising charges; and
(v) all other fees and expenses incurred in connection with or relating to the Exchange Offers. In addition, the Company agrees to reimburse PaineWebber and its affiliates, promptly upon request, for all out-of-pocket expenses, including (without limiting the foregoing) the fees, costs and expenses of PaineWebber's legal counsel, incurred in connection with the Exchange Offers Transactions.

Section 5. Limitation on Liability.

  Neither PaineWebber nor any affiliate thereof shall have any liability to the Company or any affiliate thereof for any losses, claims, damages, liabilities or expenses ("Liabilities") arising from any act or omission on the part of any Dealer, or from PaineWebber's acts or omissions in performing its obligations hereunder or otherwise in connection with the Exchange Offers Transactions, except to the extent that such Liabilities are finally and judicially determined by a court of competent jurisdiction to have resulted primarily from PaineWebber's willful misconduct or gross negligence.

Section 6. Indemnification and Contribution.

  The Company hereby agrees (i) to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of Section 20 of the Exchange Act and Section 15 of the Securities Act of 1933, as amended (the "Securities Act")) (each of the foregoing, including PaineWebber, being hereafter sometimes called an "Indemnified Person"), to the fullest extent permitted by law from and against any and all Liabilities, actions (including shareholder derivative actions), proceedings, investigations (whether formal or informal) or inquiries, or threats thereof, based on or arising out of (1) any untrue statement or alleged untrue statement of any material fact in any Exchange Offer Document,
(2) any omission or alleged omission of any material fact required to be stated in any Exchange Offer Document or necessary to make the statement made in any Exchange Offer Document, in light of the circumstances under which it was made, not misleading, (3) any withdrawal, termination or cancellation of any one or more of the Exchange Offers Transactions for any reason whatsoever,
(4) any tender, purchase, exchange or other acquisition by the Company or any affiliate thereof of Securities (including, without limiting the foregoing, any purchase prior to the date hereof as to which PaineWebber acted as broker or dealer), (5) any violation by or conflict of the Exchange Offers or any of the Exchange Offers Transactions of or with any law, rule, regulation, order, award, judgment, determination, writ, injunction or decree of any United States federal, state, local or foreign court or governmental authority, (6) any breach by the Company of any representation or warranty or any failure to comply with any of the agreements contained herein or any agreement relating to the Exchange Offers or the Exchange Offers Transactions, or (7) the Exchange Offers, the Exchange Offers Transactions or PaineWebber's engagement hereunder, and (ii) in connection with the foregoing obligations, to reimburse each Indemnified Person for all expenses (including fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action (including actions brought by the Company or

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the Company's equity holders or derivative actions brought by any person claiming through the Company or in the Company's name), proceeding, investigation or inquiry, or threat thereof, whether or not any such action, proceeding, investigation or inquiry is actually or formally commenced or any such Indemnified Person is a party thereto or subject thereof. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any such Indemnified Person under this Section 6 with respect to any Liability, and amounts paid in reimbursement of expenses under this Section 6 shall be refunded, to the extent, but only to the extent, that is finally and judicially determined (i) that such Liability resulted primarily from an untrue statement of any material fact in any Exchange Offer Document or any omission to state any material fact required to be stated in any Exchange Offer Documents, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, if, in any such case, such statement or omission was made in such Exchange Offer Documents in reliance upon and in conformity with written information prepared by and relating to PaineWebber and furnished to the Company in writing by PaineWebber or (ii) in the case of Liabilities against which Indemnified Persons are indemnified solely under clause (i)(7) of the preceding sentence, that such Liability resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of PaineWebber's services hereunder or any Indemnified Person's role thereunder, the Company agrees that any award, judgment and other liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of PaineWebber's services hereunder or any Indemnified Person's role thereunder, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder.

  PaineWebber agrees to indemnify and hold harmless the Company, its director, trustees and officers who sign the Registration Statement (as defined in Section 7(v) below), and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to PaineWebber contained herein, but only with reference to information relating to PaineWebber furnished to the Company in writing by PaineWebber expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any other Exchange Offer Document or any amendment or supplement thereto. The Company acknowledges that the only information relating to PaineWebber furnished to the Company in writing by PaineWebber expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any other Exchange Offers Documents or any amendment or supplement thereto is PaineWebber's name and information provided under the caption "Dealer Manager".

  If any litigation, proceeding or investigation is instituted or threatened against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant to this Section 6, such indemnified person shall promptly notify the Company thereof, in writing, but the omission to so notify the Company shall not relieve the Company from any obligation or liability under this Section 6, unless, and only to the extent that, such omission to so notify results in the loss of substantive rights or defenses. If any such litigation or proceeding shall be brought against any Indemnified Person, the Company shall be entitled to participate in such litigation or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of the Company's choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person. Notwithstanding the election of the Company to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel at the expense of such Indemnified Person and to control its own defense of such litigation or proceeding.

  The Company shall bear the fees and disbursements of separate counsel only if (i) the Company and such Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) there may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Company or (iii) a conflict or potential conflict otherwise exists between such Indemnified Person and the Company that would make such separate representation advisable; provided, however, that the Company shall not under any circumstances be liable hereunder for the expenses of more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. In the case of any such separate firm for PaineWebber and such partners, directors, officers and control persons of PaineWebber or its affiliates, such firm

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shall be designated in writing by PaineWebber. In the case of any such separate firm for the Company, and such directors, officers, trustees and control persons of the Company, such firm shall be designated in writing by the Company. The Company agrees that it will not, without the prior written consent of PaineWebber, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the Exchange Offers Transactions or PaineWebber's engagement hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any Liabilities by reason of such settlement or judgment.

  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to any Indemnified Person in respect of any Liabilities referred to herein (other than as a consequence of a final judicial determination as set forth in the second sentence of the first paragraph of this Section 6), then the Company in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Indemnified Person on the other from the Exchange Offers Transactions. If the allocation provided in the preceding sentence is not permitted by applicable law, or as a consequence of a final judicial determination as set forth in the second sentence of the first paragraph of this Section 6, then the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding sentence, but also the relative fault of the Company on the one hand and of such Indemnified Person on the other in connection with the statements or omissions or other actions relating to or in connection with the Exchange Offers Transactions or PaineWebber's engagement hereunder that resulted in such Liabilities. Notwithstanding the foregoing, in no event shall the aggregate amount contributed by the Indemnified Persons taking into account the contribution of Company as described above exceed the amount of fees actually paid to PaineWebber by Company pursuant to this Agreement in connection with the Exchange Offers Transactions. The relative benefits received by the Company on the one hand and PaineWebber on the other shall be deemed to be in the same proportion as (i) the aggregate value of the maximum number of Securities offered to be exchanged pursuant to the Exchange Offers bears to (ii) the fees paid to PaineWebber pursuant to this Agreement. The relative fault of the Company on the one hand and of PaineWebber on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of, or any omission or alleged omission to state, a material fact relates to information supplied by the Company or by PaineWebber and by reference to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The foregoing indemnification and contribution agreement shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

Section 7. Representations, Warranties and Covenants.

  The Company represents and warrants to, and covenants with, PaineWebber that:

    (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation.

    (ii) The Company has taken all necessary corporate action to authorize the Exchange Offers.

    (iii) This Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Company and is enforceable against Company in accordance with its terms.

    (iv) The Exchange Offers Transactions comply and will comply in all material respects with all applicable requirements of law, the corporate laws of the state in which the Company is incorporated and any applicable state "blue sky" laws.

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    (v) When the registration statement filed in connection with the Exchange
  Offers (the "Registration Statement") becomes effective and at all times subsequent thereto up to and including the date on which the Company commences the Exchange Offers (the "Commencement Date"), the initial termination dates of each of the respective Exchange Offers (the "Effective
  Dates of Exchange"), which shall be            , 1998 and, if either or
  both of the Exchange Offers are extended in accordance with their terms, such subsequent expiration dates of the Exchange Offers (the "Further Effective Dates of Exchange"), (a) the Registration Statement and Prospectus, and any amendments or supplements thereto, and the other Exchange Offer Documents, and any supplements thereto, will contain all statements that are required to be stated in accordance with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the "Trust Indenture Act") and will in all material respects conform to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, (b) the Registration Statement and any amendment or supplement thereto at their respective effective dates will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) the Prospectus and the other Exchange Offer Documents, together with any supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to PaineWebber, furnished in writing to the Company in connection with the Registration Statement or Prospectus and the other Exchange Offer Documents or any amendment or supplement thereto by PaineWebber expressly for use in the Registration Statement or Prospectus or such other Exchange Offer Documents or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

    (vi) The consolidated financial statements included and incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

    (vii) The issuance and delivery of the New Debentures, the execution and delivery of this Agreement and the Supplemental Indentures, the consummation of the transactions herein and therein contemplated, and compliance with the terms hereof and thereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, (a) the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries; (b) any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties are bound; or (c) any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties other than, in the case of clauses (b) and (c) any such contravention, violation, conflict, breach, or default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or thereunder and commence and consummate the Exchange Offers; and no consent, approval, authorization or order of any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the New Debentures, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Supplemental Indentures or the consummation by the Company of the transactions contemplated by this Agreement and the Supplemental Indentures, except such as are required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

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    (viii) The Supplemental Indentures have been duly authorized by the
  Company and, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and will have been duly qualified under the Trust Indenture Act.

    (ix) The New Debentures to be issued pursuant to the Supplemental Indentures have been duly authorized, and when duly executed by the Company and authenticated by the Trustee pursuant to the provisions of the Supplemental Indentures and delivered in accordance with the terms of the Exchange Offers, will be duly issued and will constitute valid and binding obligations of the Company, the holders thereof will be entitled to the benefits of the Supplemental Indentures, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

    (x) The New Debentures and the Supplemental Indentures conform in all material respects to the descriptions thereof in the Prospectus.

    (xi) The Exchange Offer Documents have been or will be prepared and approved by, and are the sole responsibility of, the Company, and the Company authorizes PaineWebber to use the Exchange Offer Documents in connection with Exchange Offers Transactions. PaineWebber agrees that it shall not use any materials in connection with the exchange for New Debentures other than the Exchange Offer Documents and such other materials, if any, as the Company may approve (except for materials only for PaineWebber's own internal use that are derived by PaineWebber only from the Exchange Offer Documents or from filings made by the Company pursuant to the Exchange Act), and will provide no oral information that is not contained in, or consistent with, the Exchange Offer Documents or the Information.

    (xii) The Company has no knowledge of any legal or governmental proceeding that has been instituted or threatened against the Company which is required to be described in the Registration Statement or the Prospectus and is not so described and which seek to enjoin the Exchange Offers or that otherwise would affect the making of the Exchange Offers or the consummation of the transactions contemplated thereby.

    (xiii) Except as described in or contemplated by the Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition or results of operations of the Company taken as a whole from the dates of which information is given in the Prospectus.

    (xiv) Neither the Company nor any affiliate thereof shall publicly disclose or refer to any opinion or advice rendered by PaineWebber to the Company without PaineWebber's prior written consent.

Section 8. Certain Events.

  The Company will advise PaineWebber promptly of (i) the occurrence of any event that might reasonably cause the Company to withdraw, rescind or terminate the Exchange Offers, or that might reasonably permit the Company to exercise any right not to purchase Securities tendered pursuant to the Exchange Offers or to consummate the transactions contemplated in the Prospectus, (ii) any material information relating to the Exchange Offers, including, without limitation, any proposal or requirement to make, amend or supplement any filing required by the Exchange Act, (iii) the issuance of any comment or order or the taking of any other action by the Commission or any Other Agency concerning the Exchange Offers, and (iv) any other information relating to the Exchange Offers or the transactions contemplated in the Prospectus that PaineWebber may from time to time reasonably request.

Section 9. Securityholder Information.

  The Company has furnished or shall use its best efforts to furnish to PaineWebber, or cause the transfer agent or registrars for the Securities to furnish to PaineWebber, as soon as practicable after the date hereof (if

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not previously furnished) to the extent the same is available to the Company, with any cards or lists showing the names and addresses of, and the number of Securities held by, the holders of Securities as of a recent date and will endeavor to cause PaineWebber to be advised from day to day during the period of the Exchange Offers as to any transfers of record of the Securities known to the Company. Except as otherwise provided herein, PaineWebber agree to use such information only in connection with the Exchange Offers.

  The Company has appointed Chase Bank of Texas, N.A. to serve as Exchange Agent and Depositary in connection with the Exchange Offers and has instructed the Exchange Agent and Depositary to advise PaineWebber daily as to such matters as PaineWebber may reasonably request.

Section 10. Termination.

  This Agreement shall terminate upon the earlier to occur of (i) thirty days after the latter of the Further Effective Dates of Exchange or (ii) the date on which the Company terminates or withdraws both of the Exchange Offers or the last of the Exchange Offers to be pending for any reason (the earlier to occur of clauses (i) and (ii) being referred to as the "Termination Date").

  The agreements contained in Sections 3, 4, 5 and 6 and the representations and warranties contained in Sections 2 and 7 shall remain operative and in full force regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offers, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by PaineWebber as dealer manager for the Exchange Offers pursuant to Section 2 or otherwise or (iv) any termination of this Agreement.

Section 11. Miscellaneous.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state.

  The Company, by its execution of this Agreement, hereby consents to the jurisdiction of the courts of, and consents to be sued in any court in, the County of New York of the State of New York or in the United States District Court for the Southern District of New York in any action or proceeding brought by PaineWebber or any other Indemnified Person under this Agreement. Service of process on the Company may be effected by mailing process, by registered mail, return receipt requested, to the Company at the address set forth above, with a copy to David P. Alderson, II.

  The Company and PaineWebber each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

  Simultaneously with the execution and delivery of this Agreement, the Company shall deliver to PaineWebber the opinion of Baker & Botts, L.L.P., counsel for the Company, in the form attached hereto as Exhibit B.

  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the respective successors and permitted assigns of each, and shall inure to the benefit of the parties hereto and the other Indemnified Persons, and the respective successors and permitted assigns of the foregoing.

  If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered a single instrument.

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

  The Prior Agreement dated August 1, 1997, and the Amendment between PaineWebber and the Company shall remain operative and in full force. Except as set forth in the preceding sentence, this Agreement sets forth our entire agreement with PaineWebber with respect to the subject matter hereof, and supersedes any prior agreements or understandings (whether written or oral) between PaineWebber and the Company with respect thereto.

  Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter.

                                          Very truly yours,

                                          PENNZOIL COMPANY

                                          By: _________________________________
                                              Name:
                                              Title:

Accepted and Agreed to as of
the date first written above:

PAINEWEBBER INCORPORATED

By: _________________________________
  Name:
  Title:

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